                                                                    EXHIBIT 10.4


CITY NATIONAL BANK                                    MULTIPLE DISBURSEMENT NOTE
                                                                  FIXED MATURITY
                                                        (INTEREST TIED TO PRIME)

                                                        527-386/# 24241 Note No.

$900,000.00                               San Fernando Valley-CBC, # 048 Office
                                                              Encino, California
                                                              September 28, 1995

         For value received, the undersigned, CASA MUNRAS HOTEL PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("Borrower"), promises to pay to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($900,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to the "Prime Rate" of CNB, as it exists from time to time, plus one and a half percent (1.50%) per year. "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills, California, as its "Prime Rate". Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

         Advances hereunder, up to the total principal sum stated above, may be made by CNB at the oral or written request of Borrower up to (but excluding) October 1, 1996. Each request for an advance hereunder shall be noted in the books and records of CNB. Advances hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

         Interest accrued on this Note shall be payable on the 1st day of each month, commencing November 1, 1995.

         The Outstanding principal balance on this Note and any interest remaining unpaid shall be payable in full on October 1, 1996.

         The occurrence of any of the following with respect to any Borrower or any guarantor of this Note or any general partner of such Borrower or Guarantor, shall constitute an "Event of Default" hereunder:

  1. The failure to make any payment of principal or interest when due under this Note;

  2. The Filing of a petition by or against any of such parties under any provisions of the Bankruptcy Code;

  3. The appointment of a receiver or an assignee for the benefit of creditors;

  4. The commencement of dissolution of liquidation proceedings or the disqualification of any such parties which is a corporation, partnership, joint venture or any other type of entity;

  5.     The death or incapacity of any of such parties who is an individual;

  6. The revocation of any guaranty of the Note, or any guaranty becomes unenforceable as to any future advance under this Note;

  7. Any financial statement provided by any of such parties to CNB is false or misleading;

  8. Any default in the payment or performance of any obligation, or any default under any provisions of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

  9. Any sale or transfer of all or a substantial or material part of the assets of any of such parties other than in the ordinary course of business; or

 10. Any violation, breach or default under any letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

                           SUPPLEMENTAL TERMS LETTER

September 28, 1995


CASA MUNRAS HOTEL PARTNERS, L.P.
5525 Oakdale Avenue, #300
Woodland Hills, CA 91364

Attention:  John F. Rothman, General Partner

                 RE: MULTIPLE DISBURSEMENT NOTE FIXED MATURITY DATED SEPTEMBER 28, 1995, IN THE ORIGINAL PRINCIPAL SUM OF $900,000.00 ("NOTE") EXECUTED BY CASA MUNRAS HOTEL PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("BORROWER") IN FAVOR OF CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION ("CNB")

Dear John:

         This is to confirm that CNB will extend the credit facility more completely described in the enclosed Note, subject to the additional terms and conditions set forth herein. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note (this letter and the Note, collectively, the "Note").

                       A.   ADDITIONAL EVENTS OF DEFAULT.

         The following shall constitute additional Events of Default under the
Note:

1. Failure of Borrower to furnish CNB, within the times specified, the following statements:

         1.1 Within ninety (90) days after the end of each quarterly accounting period of each fiscal year, a financial statement consisting of not less than a balance sheet, and income statement, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

         1.2 Within one hundred twenty (120) days after the close of each fiscal year, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto;

John F. Rothman, General Partner
Casa Munras Hotel Partners, L.P.
September 28, 1995
Page 2

         1.3 Quarterly progress reports on the renovation project on the Casa Munras Hotel, as soon as available, but in no event later than thirty (30) days after the end of each fiscal quarter; and

         1.4 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

2.       Failure of Borrower to maintain the following:

         2.1 A ratio of Cash Flow from Operations before Partner's distributions, to Debt Service of not less than 1.25 to 1 for each fiscal year.

                               B.   DEFINITIONS.

         For purposes of the Note, the following terms have the following meanings:

         "CASH FLOW FROM OPERATIONS" shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean the sum of (a) net income after taxes earned over the twelve month period ending on the date of determination, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation expensed during the twelve month period ending on the date of determination.

         "DEBT SERVICE" shall mean (a) the aggregate amount of Current Maturity of Long Term Debt plus (b) all interest incurred on borrowed money during the twelve month period ending on the date of determination. "Current Maturity of Long Term Debt" shall mean that portion of Borrower's consolidated long term liabilities, determined in accordance with generally accepted accounting principles consistently applied, which shall, by the terms thereof, become due and payable within one (1) year following the date of the balance sheet upon which such calculations are based.

         "SUBSIDIARY" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

                     C.   ADDITIONAL TERMS AND CONDITIONS.

         The following additional terms and conditions shall also apply to the
Note:

         1. FEES. Borrower shall pay to CNB a non-refundable fee equal to $4,500.00, due and payable in full upon execution of this letter and the Note.

         2. ENVIRONMENTAL INDEMNIFICATION. Due to the environmentally sensitive nature of

John F. Rothman, General Partner
Casa Munras Hotel Partners, L.P.
September 28, 1995
Page 3

the industry in which Borrower is principally engaged and upon which CNB will rely as its primary source of repayment, and in consideration of CNB extending credit to Borrower, Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

         Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly of indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous Substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.

         Except for documents and instruments specifically referenced herein or in the Note, this letter and the Note constitute the entire agreement of the parties hereto and supersedes any prior or contemporaneous oral or written agreements, understandings, representations, warranties and negotiations, if any, which are merged into this letter and the Note. If you agree to accept the terms of this letter and the Note, please sign the enclosed acknowledgement copy of this letter, as well as the enclosed Note, and return them to me on or before October 13, 1995.

Sincerely,

CITY NATIONAL BANK, a national banking association

By: Brad Sims
   -----------------------------------------
    Brad Sims, Senior Vice President/Manager

By: Francis S. Lim
   -----------------------------------------
    Francis S. Lim, Vice President


Accepted and Agreed this 2nd day of
October      , 1995.

CASA MUNRAS HOTEL PARTNERS, L.P.,
a California limited partnership

By: John F. Rothman
   -----------------------------------------
    John F. Rothman, General Partner